                                                                               .
                                                                               .
                                                                               .
                                                                 Exhibit (d)(ii)


                INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT

                               AMENDED SCHEDULE A

FUND                                                                     FUND EFFECTIVE DATE
----                                                                     -------------------

Schwab 1000 Fund                                                         April 2, 1991

Schwab Short-Term Bond Market Fund
   (Formerly known as Schwab Short-Term
   Bond Market Index Fund and
   Schwab Short/Intermediate
   Government Bond Fund)                                                 November 4, 1991

Schwab California Long-Term                                              February 20, 1992
  Tax-Free Bond Fund

Schwab Long-Term Tax-Free                                                July 30, 1992
  Bond Fund

Schwab Total Bond Market Fund
   (Formerly known as Schwab Total Bond
   Market Index Fund and Schwab
   Long-Term Government
   Bond Fund)                                                            March 1, 1993

Schwab Short/Intermediate Tax-Free                                       March 1, 1993
  Bond Fund

Schwab California Short/Intermediate                                     March 1, 1993
  Tax-Free Bond Fund

Schwab YieldPlus Fund                                                    July 21, 1999

Schwab GNMA Fund                                                         January 27, 2003

Schwab California Tax-Free YieldPlus Fund                                November 15, 2004

Schwab Tax-Free YieldPlus Fund                                           November 15, 2004

                                               SCHWAB INVESTMENTS

                                               By:     /s/ Stephen B. Ward
                                                       -------------------------
                                               Name:   Stephen B. Ward
                                               Title:  Senior Vice President and
                                                       Chief Investment Officer


                                               CHARLES SCHWAB INVESTMENT
                                               MANAGEMENT, INC.

                                               By:     /s/ Evelyn Dilsaver
                                                       -------------------------
                                               Name:   Evelyn Dilsaver
                                               Title:  President and Chief
                                                       Executive Officer
Dated as of February 28, 2005

                                                                 Exhibit (d)(ii)

                               AMENDED SCHEDULE D

                              ADVISORY FEE SCHEDULE

(PRIVATE FUND)

SCHWAB 1000 FUND

The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million; 0.22% of such assets over $500 million not in excess of $5 billion; 0.20% such daily net assets over $5 billion not in excess of $10 billion; and 0.18% of such assets over $10 billion.

SCHWAB SHORT-TERM BOND MARKET FUND

(Formerly known as Schwab Short-Term Bond Market Index Fund and
Schwab Short/Intermediate Government Bond Fund)

The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB CALIFORNIA LONG-TERM TAX-FREE BOND FUND

The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB LONG-TERM TAX-FREE BOND FUND

The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB SHORT/INTERMEDIATE TAX-FREE BOND FUND

The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB TOTAL BOND MARKET FUND

(Formerly known as Schwab Total Bond Market Index Fund and Schwab Long-Term Government Bond Fund) The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

                                                                 Exhibit (d)(ii)

SCHWAB CALIFORNIA SHORT/INTERMEDIATE TAX-FREE BOND FUND

The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB YIELDPLUS FUND

The annual fee, payable monthly, is 0.35% of the Fund's average daily net assets not in excess of $500 million and 0.30% of such assets over $500 million.

SCHWAB GNMA FUND

The annual fee, payable monthly, is 0.45% of the Fund's average daily net assets not in excess of $500 million, 0.40% of such net assets over $500 million but not in excess of $1 billion and 0.375% of such assets over $1 billion.

SCHWAB CALIFORNIA TAX-FREE YIELDPLUS FUND

The annual fee, payable monthly, is 0.35% of the Fund's average daily net assets not in excess of $500 million and 0.30% of such assets over $500 million.

SCHWAB TAX-FREE YIELDPLUS FUND

The annual fee, payable monthly, is 0.35% of the Fund's average daily net assets not in excess of $500 million and 0.30% of such assets over $500 million.

                                               SCHWAB INVESTMENTS

                                               By:     /s/ Stephen B. Ward
                                                       ----------------------
                                               Name:   Stephen B. Ward
                                               Title:  Senior Vice President and
                                                       Chief Investment Officer

                                               CHARLES SCHWAB INVESTMENT
                                               MANAGEMENT, INC.

                                               By:     /s/ Evelyn Dilsaver
                                                       ----------------------
                                               Name:   Evelyn Dilsaver
                                               Title:  President and Chief
                                                       Executive Officer
Dated as of February 28, 2005